Exhibit 99.6

[Tronox Logo]

TRONOX INCORPORATED

3301 NW 150 Street

Oklahoma City, OK 73134

            , 2012

Dear Tronox Incorporated Stockholder:

Thank you for your support as we work toward completing the transactions contemplated by the Amended and Restated Transaction Agreement, dated as of April 20, 2012 (the “Transaction Agreement”), by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited (“Exxaro”), Exxaro Holdings Sands Proprietary Limited and Exxaro International BV. Pursuant to the Transaction Agreement, we will combine our existing business with Exxaro’s mineral sands business under a new Australian holding company, Tronox Limited. In addition, Tronox Incorporated will participate in two mergers (the “Mergers”), as a result of which it will become a subsidiary of Tronox Limited. The Mergers will be considered at a special meeting of Tronox Incorporated stockholders to be held on             , 2012. Subject to the receipt of stockholder approval and satisfaction of certain other closing conditions, we presently expect that the transaction, including the Mergers, will be completed during the second calendar quarter of 2012.

Under the terms of the Transaction Agreement, in connection with the Mergers, each Tronox Incorporated stockholder has the opportunity to elect to receive, as merger consideration for each share of Tronox Incorporated common stock that he, she or it owns, either (1) one Class A ordinary share in Tronox Limited (each such share, a “Class A Share”) and $12.50 in cash without interest, or (2) one exchangeable share in Tronox Incorporated (an “Exchangeable Share”) (subject to certain limitation and proration discussed below), each of which is exchangeable into one Class A Share and $12.50 in cash without interest. The consideration to be received by holders of Tronox Incorporated common stock in the Mergers is referred to as the “Transaction Consideration”.

In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent less than 5.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, all Exchangeable Share Elections will be treated as Parent Share Elections and no Exchangeable Shares will be issued in the Mergers. In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent more than 15.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, the number of Exchangeable Shares subject to the Exchangeable Share Election will be subject to proration, meaning that holders making a an Exchangeable Share Election will receive a combination of Exchangeable Shares, Class A Shares and cash, with the total number of shares of Tronox Incorporated common stock that are exchanged for Exchangeable Shares representing 15.0% of the aggregate number of outstanding shares of Tronox Incorporated common stock.

Enclosed is an Election Form and Letter of Transmittal and related documents. Please complete, sign and return the Election Form and Letter of Transmittal, with all of your Tronox Incorporated stock certificates or confirmation of book-entry transfer, as applicable, to the exchange agent for the mergers, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), in order to make an election. Please use the enclosed envelope to return your Election Form and Letter of Transmittal and your stock certificates, confirmation of a book-entry transfer, or a properly completed Notice of Guaranteed Delivery to the Exchange Agent. Do not send your stock certificates or any other documents to Tronox Incorporated or Tronox Limited.

The Election Form and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the Exchange Agent no later than the election deadline, which will be 5:00 p.m., New York City Time, on the date that is three business days preceding the closing date of the Mergers (the “Election Deadline”). Tronox Incorporated will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, MacKenzie Partners, Inc. (“MacKenzie”), at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

There is a limited period of time for you to deliver your Election Form and Letter of Transmittal and your Tronox Incorporated stock certificate(s) or confirmation of book-entry transfer. Therefore, we encourage you to submit your Election Form and Letter of Transmittal and Tronox Incorporated stock certificate(s) or confirmation of book-entry transfer, as applicable, promptly. If you do not make a valid election, you will be deemed to have made a Parent Share Election with respect to your shares of Tronox Incorporated common stock.

You can find additional information on the Mergers, the Transaction Consideration, the election and the limitation and proration relating thereto, and the other transactions contemplated by the Transaction Agreement in the Proxy Statement/Prospectus dated             , 2012, which was previously mailed to Tronox Incorporated stockholders of record as of             , 2012 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov.

If you have any questions regarding the election materials, please call MacKenzie at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

Thomas Casey Chairman and Chief Executive Officer

Time is Critical.	Please Complete and Return Promptly

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates representing shares of common stock, par value $0.01 per share, of

TRONOX INCORPORATED

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR

SEND BY OVERNIGHT DELIVERY

If your Tronox Incorporated Stock Certificate(s) has been lost, stolen, misplaced or mutilated, contact Computershare. See Instruction 3.

Method of delivery of the stock certificate(s) is at the option and risk of the owner thereof. See Instruction 5. Mail or send by overnight delivery service this Election Form and Letter of Transmittal, together with the certificate(s) described below representing your shares, to the Exchange Agent:

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone for Eligible Institutions Only: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

For information, call the information agent for the transaction, MacKenzie Partners, Inc. (“MacKenzie”) at (800) 322-2885 (toll-free) or (212) 929-5500 (collect)

Pursuant to the terms of the Amended and Restated Transaction Agreement, dated as of April 20, 2012 (the “Transaction Agreement”), by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited (“Exxaro”), Exxaro Holdings Sands Proprietary Limited and Exxaro International BV, Tronox Incorporated’s existing business will be combined with Exxaro’s mineral sands business under a new Australian holding company, Tronox Limited. In addition, Tronox Incorporated will participate in two mergers (the “Mergers”), as a result of which it will become a subsidiary of Tronox Limited. In connection with the Mergers, each stockholder of Tronox Incorporated has the opportunity to elect to receive, as merger consideration for each share of Tronox Incorporated common stock that he, she or it owns, either (1) one Class A ordinary share in Tronox Limited (each such share, a “Class A Share”) and $12.50 in cash without interest, or (2) one exchangeable share in Tronox Incorporated (an “Exchangeable Share”) (subject to the limitation and proration described below), each of which is exchangeable into one Class A Share and $12.50 in cash without interest. The consideration to be received by holders of Tronox Incorporated common stock in the Mergers is referred to as the “Transaction Consideration”. For a full discussion of the Mergers, the Transaction Consideration, the election and the limitation and proration procedures relating thereto, and the other transactions contemplated by the Transaction Agreement, see the Proxy Statement/Prospectus, dated             , 2012 (the “Proxy Statement/Prospectus”).

The Election Form and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the Mergers, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than the election deadline, which will be 5:00 p.m., New York City time, on the date that is three business days preceding the closing date of the Mergers (the “Election Deadline”). Tronox will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling MacKenzie at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

This election governs the consideration that you, as a stockholder of Tronox Incorporated, will receive if the Mergers are consummated. Different tax consequences may be associated with each of the election options. The tax consequences to you of the election will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of each election option. You can also refer to the general description of tax consequences under the caption, “The Transaction—Material U.S. Federal Tax Consequences of the Transaction” beginning on page 268 of the Proxy Statement/Prospectus.

DESCRIPTION OF SHARES OF

TRONOX INCORPORATED COMMON STOCK SURRENDERED

Name(s) and Address of Registered Holder(s) (Please correct details if incorrect or fill in, if blank) (Please ensure name(s) appear(s) exactly as on account	Certificate No(s). (if certificate(s) are held)	Number of Shares (including book-entry shares)

TOTAL SHARES

Check the box below to make an election to receive, for each share of Tronox Incorporated common stock you own, either (1) one Class A Share and $12.50 in cash without interest (any election to receive the consideration set forth in the foregoing clause (1) is referred to as a “Parent Share Election”), or (2) one Exchangeable Share (any election to receive the consideration set forth in the foregoing clause (2) is referred to as an “Exchangeable Share Election”).

Please note that you will be deemed to have made a “PARENT SHARE ELECTION” if:

A.	You fail to follow the instructions to this “Election Form and Letter of Transmittal” or otherwise fail to make a valid election; or

B.	A completed “Election Form and Letter of Transmittal”, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, is not actually received by the Exchange Agent by the Election Deadline.

ELECTION

I hereby elect to receive the following as consideration for my shares of Tronox Incorporated common stock:

☐	PARENT SHARE ELECTION — The undersigned hereby elects to receive one Class A Share of Tronox Limited and $12.50 in cash without interest in exchange for each of its, her or his shares of Tronox Incorporated common stock listed below (if you have checked the box for Parent Share Election but have failed to specify the number of shares subject to such election, you will be deemed to have made a Parent Share Election for all of the shares held in your account, whether represented by certificates or in book-entry form). By making the Parent Share Election, the undersigned agrees to receive Class A Shares of Tronox Limited and to be bound by the Constitution of Tronox Limited.

Number of Shares:

☐	EXCHANGEABLE SHARE ELECTION — The undersigned hereby elects to receive one Exchangeable Share of Tronox Incorporated in exchange for each of its, his or her shares of Tronox Incorporated common stock listed below (if you have checked the box for Exchangeable Share Election but have failed to specify the number of shares subject to such election, you will be deemed to have made an Exchangeable Share Election for all of the shares held in your account, whether represented by certificates or in book-entry form), subject to the limitation and proration set forth below. By making the Exchangeable Share Election, the undersigned agrees to receive Class A Shares of Tronox Limited and to be bound by the Constitution of Tronox Limited in the event the Exchangeable Shares are exchanged into Class A Shares and cash pursuant to the terms of Exchangeable Shares.

Number of Shares:

☐	If you have made an Exchangeable Share Election with respect to some or all of your shares of Tronox Incorporated common stock, Exchangeable Shares of Tronox Incorporated will be issued in non-certificated book entry form via a Direct Registration System (DRS) stock distribution statement. Please check this box if you would like to receive a physical Tronox Incorporated stock certificate in lieu of non-certificated book entry shares in respect of any Exchangeable Shares of Tronox Incorporated which you are entitled to receive.

LIMITATION AND PRORATION FOR EXCHANGEABLE SHARE ELECTION

In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent less than 5.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, all Exchangeable Share Elections will be treated as Parent Share Elections and no Exchangeable Shares will be issued in the Mergers.

In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent more than 15.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, the number of Exchangeable Shares subject to the Exchangeable Share Election will be subject to proration, meaning that holders making an Exchangeable Share Election will receive a combination of Exchangeable Shares, Class A Shares and cash, with the total number of shares of Tronox Incorporated common stock that are exchanged for

Exchangeable Shares representing 15.0% of the aggregate number of outstanding shares of Tronox Incorporated common stock. For a full discussion of the limitation and proration procedures relating to the Exchangeable Share Election, see the Proxy Statement/Prospectus.

EFFECTIVENESS OF ELECTION

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your shares of Tronox Incorporated common stock or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority at the address above prior to the Election Deadline. Do not send this document or your Tronox Incorporated stock certificates to Tronox Incorporated or Tronox Limited.

Signature of Registered Holder(s)

The undersigned represent(s) that I (we) have full authority to surrender the certificate(s) described above for exchange without restriction. Please issue the applicable Transaction Consideration to the undersigned in accordance with the election specified in this Election Form and Letter of Transmittal, in the name shown above and to the above address, unless the Special Issuance/Payment or Special Delivery instructions below, respectively, are completed.

Please sign exactly as your name(s) appear(s) on your certificate(s) or account. If this is an Election by joint owners, each person covered by this Election Form and Letter of Transmittal must sign personally.

(Signature(s) of Registered Holder(s) — see Instruction 6)

Dated:

(Social Security or other Tax Identification Number)

(Daytime Telephone Number)

Also: Sign and provide your tax ID number on Internal Revenue Service (“IRS”) Form W-9 provided herein or complete the appropriate IRS Form W-8, as applicable.

Signature of Agent

If signature is by a person(s) other than record holder(s) and in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other persons(s) acting in a fiduciary or representative capacity, please provide the following information. See Instruction 6 & 7.

Name:

(please print)

Address:

(include zip code)

Daytime Telephone Number:

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program”, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution. See Instruction 7.

The undersigned represent(s) that I (we) have full authority to surrender the certificate(s) described above for exchange without restriction. Please issue the applicable Transaction Consideration to the undersigned in accordance with the election specified in this Election Form and Letter of Transmittal, in the name shown above and to the above address, unless the Special Issuance/Payment or Special Delivery instructions below, respectively, are completed.

(Authorized Signature — see Instruction 7)

Dated:

Also: Sign and provide your tax ID number on Internal Revenue Service (“IRS”) Form W-9 provided herein or complete the appropriate IRS Form W-8, as applicable.

SPECIAL ISSUANCE/PAYMENT AND SPECIAL DELIVERY INSTRUCTIONS

SPECIAL ISSUANCE/PAYMENT

INSTRUCTIONS

Complete ONLY if the new certificate and check are to be issued in a name which differs from the name on the surrendered certificate(s).

Issue to:

Name(s):

Address:

(See Instruction 7)

SPECIAL DELIVERY INSTRUCTIONS Complete ONLY if the new certificate and check are to be mailed to some address other than the address reflected above. Mail to: Name(s): Address: (See Instruction 8)

INSTRUCTIONS

(Please read carefully the instructions below)

1. Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be received by the exchange agent for the Mergers, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., New York City Time, on the date that is three business days preceding the closing date of the Mergers (the “Election Deadline”). Tronox Incorporated will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2. Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3. Surrender of Certificate(s), Lost Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares or confirmation of book-entry transfer, as applicable, or Notice of Guaranteed Delivery, and any required accompanying evidence of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact Computershare at (877) 282-1168 prior to submitting this Election Form and Letter of Transmittal.

4. Termination of Transaction Agreement: In the event of termination of the Transaction Agreement prior to the closing date of the Mergers, the Exchange Agent will promptly return stock certificates representing shares of Tronox Incorporated common stock via registered mail or through a book-entry transfer for shares held in street name. The Exchange Agent and Tronox Incorporated will use their commercially reasonable efforts to facilitate return of Tronox Incorporated stock certificates in the event of termination of the Transaction Agreement prior to the closing date of the Mergers, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting Tronox Incorporated stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5. Method of Delivery: Your Election Form and Letter of Transmittal, together with your stock certificate(s) or confirmation of book-entry transfer, as applicable, must be sent or delivered to the Exchange Agent. Do not send them to Tronox Incorporated or Tronox Limited. The method of delivery (mail, overnight delivery service) of stock certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective, and risk of loss and title to the stock certificates will pass, only when such stock certificates are received the Exchange Agent. If the stock certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

6. New Certificate/Check Issued In the Same Name: If the stock certificate representing the Class A Shares or Exchangeable Shares to be issued, and/or the check for the cash payable, to the undersigned in the Mergers, as applicable, are to be issued in the same name as the surrendered stock certificate(s), the Election Form and Letter of Transmittal must be completed and signed exactly as the surrendered certificate is registered in Tronox Incorporated’s transfer records. Do not sign the certificate(s) surrendered herewith if (1) such certificate(s) are submitted by the registered owner of the shares represented by such certificate(s) who has not completed the section entitled “Special Issuance/Payment Instructions” or (2) such certificate(s) are submitted for the account of an Eligible Institution (as defined below). If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

7. Special Issuance/Payment Instructions: If checks and new certificates are to be made payable to or registered in other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in this box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and IRS Form W-9. If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered stock certificates are registered in the name of a person other than the person signing this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the person signing this Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8. Special Delivery Instructions: If checks and new certificates are to be delivered to other than the name(s) that appear on the surrendered certificate(s) or to the registered holders of the existing certificates at an address other than that appearing on the “Election Form and Letter of Transmittal” indicate the name(s) and address in this box.

9. Form W-9: Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on IRS Form W-9, a copy of which is enclosed. If needed, additional Forms W-9 may be obtained from the Exchange Agent or the IRS website at http://www.irs.gov. Failure to provide the information on the form may subject the surrendering stockholder to 28% federal income tax withholding on the payment of any consideration with respect to a Parent Share Election or upon a subsequent exchange of Exchangeable Shares for Class A Shares of Tronox Limited and cash. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate their exempt status on Form W-9. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent or the IRS website at http://www.irs.gov.

NOTICE OF GUARANTEED DELIVERY

OF

SHARES OF COMMON STOCK

OF

TRONOX INCORPORATED

This form, or a facsimile hereof, must be used in connection with your election if:

1. The certificates representing the shares of common stock of Tronox Incorporated set forth on the reverse side of this Notice of Guaranteed Delivery, or other required documents, cannot be delivered to the Exchange Agent by the Election Deadline (as defined below); or

2. The procedures for book-entry transfer of the shares of Tronox Incorporated common stock set forth on the reverse side of this Notice of Guaranteed Delivery cannot be completed prior to the Election Deadline.

This form, together with the Election Form and Letter of Transmittal, may be delivered to the Exchange Agent by mail or facsimile transmission, and must be received by the Exchange Agent on or before 5:00 P.M., New York City time, on the date that is three business days preceding the closing date of the Mergers (the “Election Deadline”). Tronox Incorporated will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone for Eligible Institutions Only: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to Computershare Trust Company, N.A., the exchange agent for the Mergers (the “Exchange Agent” or “Computershare”), the number of shares of Tronox Incorporated common stock set forth on the reverse side of this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Amended and Restated Transaction Agreement, dated as of April 20, 2012 (the “Transaction Agreement”), by and among Tronox Incorporated, Tronox Limited, Concordia Acquisition Corporation, Concordia Merger Corporation, Exxaro Resources Limited, Exxaro Holdings Sands Proprietary Limited and Exxaro International BV, and described in the Proxy Statement/Prospectus, dated             , 2012, and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged.

Number of Shares Surrendered:

Certificate Number(s) (if available):

☐       Check Box if Shares Will Be Surrendered by Book-Entry Transfer

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated:     , 2012

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form and Letter of Transmittal (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within two business days after the Election Deadline of 5:00 P.M. Eastern Time, on the date that is two business days preceding the closing date of the Mergers.

Name of Firm:

(Authorized Signature)
Signature(s)	Address :	Name:

Title:

	Telephone Number: ( )	Dated: , 2012

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. STOCK CERTIFICATES MUST BE SENT WITH THE ELECTION FORM AND LETTER OF TRANSMITTAL.

This form is not to be used to guarantee signatures. If a signature on the Election Form and Letter of Transmittal requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form and Letter of Transmittal. If you have any questions regarding the election materials, please call the information agent for the transaction, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

IMPORTANT NOTE

This form does not include your election with respect to the Transaction Consideration. In order to make a valid election, you must deliver this form and the completed and signed Election Form and Letter of Transmittal to the Exchange Agent on or prior to the Election Deadline.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM AND LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

The board of directors of Tronox Incorporated and the board of directors of Exxaro Resources Limited (“Exxaro”) have agreed to combine Exxaro’s mineral sands business with the existing business of Tronox Incorporated under a new Australian holding company, Tronox Limited, pursuant to the terms of an Amended and Restated Transaction Agreement, dated as of April 20, 2012 (the “Transaction Agreement”).

Pursuant to the terms of the Transaction Agreement (attached as Annex A to the Proxy Statement/Prospectus dated             , 2012 and mailed to Tronox Incorporated stockholders of record as of             , 2012), Tronox Incorporated will participate in two mergers (the “Mergers”), as a result of which it will become a subsidiary of Tronox Limited. In connection with the Mergers, you have the opportunity to elect to receive, as merger consideration for each share of Tronox Incorporated common stock that you own, the following, subject to certain limitations, either:

1.	PARENT SHARE ELECTION — One Class A ordinary share in Tronox Limited (each such share, a “Class A Share”) and $12.50 in cash without interest; or

2.	EXCHANGEABLE SHARE ELECTION — One exchangeable share in Tronox Incorporated (an “Exchangeable Share”) (subject to the limitation and proration described below).

Tronox Incorporated stockholders will be deemed to have made a “PARENT SHARE ELECTION” if,

A.	This “Election Form and Letter of Transmittal” is completed incorrectly or they otherwise fail to make a valid election; or

B.	A completed “Election Form and Letter of Transmittal,” together with your Tronox Incorporated stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline.

If no option is chosen on the Election Form and Letter of Transmittal, a Tronox Incorporated stockholder will be deemed to have selected the “Parent Share Election” and transaction consideration will be paid under the terms of Option 1 above.

In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent less than 5.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, all Exchangeable Share Elections will be treated as Parent Share Elections and no Exchangeable Shares will be issued in the Mergers. In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent more than 15.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, the number of Exchangeable Shares subject to the Exchangeable Share Election will be subject to proration, meaning that holders making a an Exchangeable Share Election will receive a combination of Exchangeable Shares, Class A Shares and cash, with the total number of shares of Tronox Incorporated common stock that are exchanged for Exchangeable Shares representing 15.0% of the aggregate number of outstanding shares of Tronox Incorporated common stock.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Election Form and Letter of Transmittal, with instructions, that enables a holder of record of Tronox Incorporated common stock to make his or her election and surrender his or her Tronox Incorporated stock certificates, including a Substitute Form W-9 to certify his or her taxpayer identification/social security number.

2.	The Substitute Form W-9 Guidelines.

3.	A Notice of Guaranteed Delivery to be used by brokers, dealers and other nominees to make an election if the procedures for delivering the applicable certificates representing shares of Tronox Incorporated common stock cannot be completed on a timely basis.

4.	A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM AND LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE. Tronox Incorporated will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers, but you are encouraged to obtain instructions from your client as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, MacKenzie Partners, Inc. (“MacKenzie”) at (800) 322-2885 (toll-free) or (212) 929-5500 (collect).

For an election to be valid, a duly executed and properly completed Election Form and Letter of Transmittal (or facsimile thereof), including any required signature guarantees and any other documents, should be submitted to the Exchange Agent, together with either certificate(s) representing surrendered shares or confirmation of their book-entry transfer, as applicable, in a timely manner and in accordance with the instructions contained in the Election Form and Letter of Transmittal.

Stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent, or who cannot complete the procedures for book-entry transfer, prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Tronox Incorporated or Tronox Limited, or any officer, director, stockholder, agent, or other representative of Tronox Incorporated or Tronox Limited, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Computershare for services in connection with the election and exchange process). Tronox Incorporated will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to MacKenzie at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). Additional copies of the enclosed materials may be obtained by contacting Computershare.

TRONOX INCORPORATED

Thomas Casey
Chairman and Chief Executive Officer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF TRONOX INCORPORATED, TRONOX LIMITED, COMPUTERSHARE, MACKENZIE, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM AND LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT IS THREE BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGERS. THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.” UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS TWO BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

The board of directors of Tronox Incorporated and the board of directors of Exxaro Resources Limited (“Exxaro”) have agreed to combine Exxaro’s mineral sands business with the existing business of Tronox Incorporated under a new Australian holding company, Tronox Limited, pursuant to the terms of an Amended and Restated Transaction Agreement, dated as of April 20, 2012 (the “Transaction Agreement”).

Pursuant to the terms of the Transaction Agreement (attached as Annex A to the Proxy Statement/Prospectus dated             , 2012 and mailed to Tronox Incorporated stockholders of record as of             , 2012), Tronox Incorporated will participate in two mergers (the “Mergers”), as a result of which it will become a subsidiary of Tronox Limited. In connection with the Mergers, you have the opportunity to elect to receive, as merger consideration for each share of Tronox Incorporated common stock that you own, the following, subject to certain limitations, either:

1.	PARENT SHARE ELECTION — One Class A ordinary share in Tronox Limited (each such share, a “Class A Share”) and $12.50 in cash without interest; or

2.	EXCHANGEABLE SHARE ELECTION — One exchangeable share in Tronox Incorporated (an “Exchangeable Share”) (subject to the limitation and proration described below).

Tronox Incorporated stockholders will be deemed to have made a “PARENT SHARE ELECTION” if,

A.	This “Election Form and Letter of Transmittal” is completed incorrectly or they otherwise fail to make a valid election; or

B.	A completed “Election Form and Letter of Transmittal,” together with your Tronox Incorporated stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline.

If no option is chosen on the Election Form and Letter of Transmittal, a Tronox Incorporated stockholder will be deemed to have selected the “Parent Share Election” and transaction consideration will be paid under the terms of Option 1 above.

In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent less than 5.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, all Exchangeable Share Elections will be treated as Parent Share Elections and no Exchangeable Shares will be issued in the Mergers. In the event that the shares of Tronox Incorporated common stock subject to the Exchangeable Share Election represent more than 15.0% of the aggregate number of shares of Tronox Incorporated common stock outstanding on the record date of the special meeting, the number of Exchangeable Shares subject to the Exchangeable Share Election will be subject to proration, meaning that holders making a an Exchangeable Share Election will receive a combination of Exchangeable Shares, Class A Shares and cash, with the total number of shares of Tronox Incorporated common stock that are exchanged for Exchangeable Shares representing 15.0% of the aggregate number of outstanding shares of Tronox Incorporated common stock.

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions. Please instruct us on how to exchange your shares of Tronox Incorporated common stock. If you do not instruct us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made the “Parent Share Election” under the terms of Option 1 above.

Please note the following:

•

The Election Deadline is 5:00 P.M., New York City time, on the date that is three business days preceding the closing date of the Mergers. Tronox Incorporated will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the Mergers. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is two business days prior to the Election Deadline, but you are encouraged to return your instructions as promptly as practicable.

•	If you miss our processing deadline specified above, you will be deemed to have made a Parent Share Election with respect to your shares of Tronox Incorporated common stock.

•

Different tax consequences may be associated with each of the election options. The tax consequences to you of the election will depend on the facts of your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of each election option. You can also refer to the general description of tax consequences under the caption, “The Transaction—Material U.S. Federal Tax Consequences of the Transaction” beginning on page 268 of the Proxy Statement/Prospectus.